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                                                                  Exhibit #10(g)

DESCRIPTION OF AGREEMENT PERTAINING TO THE COMPANY'S USE OF WILLIAM C. STEARNS' AIRPLANE

William C. Stearns, the President, Treasurer and a Director of the Company, owns a twin engine airplane which he regularly uses for Company business. The Company pays Corporate Flight Services, a sole proprietorship of Mr. Stearns, $500.00 per month and $210.00 per hour for the use of the airplane.



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